Exhibit 23

CONSENT OF INDEPENDENT AUDITORS” TO “ CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Nos. 333-134585 and 333-58682) of Penns Woods Bancorp, Inc. on Form S-8 of our reports dated March 9, 2007 relating to our audits of the consolidated financial statements and internal controls over financial reporting, which appear in the Annual Report on Form 10-K of Penns Woods Bancorp, Inc. for the year ended December 31, 2006.

/s/ S.R. Snodgrass, A.C.

Wexford, PA
March 13, 2007